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Exhibit 32.1

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the Act), each of the undersigned, Richard K. Stoneburner, Principal Executive Officer, and John A. Simmons, Principal Financial Officer, of Petrohawk Energy Corporation, a Delaware corporation (the Company), hereby certify that, to the best of his knowledge:

  (1)
  the Company's Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 5, 2011	/s/ RICHARD K. STONEBURNER Richard K. Stoneburner Principal Executive Officer
Date: December 5, 2011	/s/ JOHN A. SIMMONS John A. Simmons Principal Financial Officer

        This certification accompanies this Amendment No. 1 to the Quarterly Report on Form 10-Q and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.

        A signed original of this written statement required by Section 906 has been provided to, and will be retained by, the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)